Exhibit 31.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADDED BY
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 (the “Report”) by FPB Bancorp, Inc. (the”Company”), I, David W. Skiles, Chief Executive Officer of the Company, certify,  pursuant to 18 U.S.C. § 1350, as adopted as pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

1.  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities                  Exchange Act of 1934; and

2.  The information contained in the Report fairly presents, in all material respects, the financial               condition and result of operations of the Company.

Dated: August 8, 2008	By:/s/David W. Skiles David W. Skiles, Principal Executive Officer, President and Chief Executive Officer